Exhibit 99.1

CurAegis Technologies, Inc.

CEO Report

May 7, 2018

Dear CurAegis Technologies Shareholders,

This is a short CEO update for CurAegis Technologies, Inc. as of May 7, 2018.

Dear Shareholders,

The purpose of this report is to bring you up to date on our progress. I apologize for not sending this CEO report out in early April, but I wanted to include all the information below:

CURA System:

We have launched our CURA System designed for use with the FITBIT® Platform. Our internal testing has been very positive and we now know we can provide an excellent user experience as well as unique, important real time information regarding sleep and fatigue. We have sold and shipped product and are in preparation to start major pilots. We also have launched our business to business sales programs. Users will be able to purchase the FITBIT® through a link on our website or use their existing FITBIT®. We expect to introduce applications for the myCadian and other watches for use with the CURA System in the near future. These are long awaited and major milestones.

We have also initiated our promotions and outreaches with our public relations and marketing advisors, Max Borges Agency. This will introduce the CURA System to the consumer markets. We are launching our consumer platform later this month.

We have also started a sales and marketing plan to make the myCadian watch and CURA System available to the sleep research industry. We believe we can give them a better, more comprehensive product at a much lower cost than existing technologies. The myCadian watch and technology is capable for this use now.

Aegis Pump and Motor:

We have signed a Memorandum of Understanding (MOU) with a major hydraulics manufacturer to assess our pump/motor technology. The MOU includes their testing protocol for their evaluations.

Our engineers will travel overseas for the testing at one of the manufacturer's facilities. In addition to their engineers, they will be sending some senior executives to monitor and observe the testing. We are very excited about the potential of this technology to change and revolutionize the hydraulics industry.

We are now working on optimizing our pump/motor and putting it through all the tests. We want to know what the results will be before we schedule the testing. They have advised us to take our time and make sure everything works as we want it. We are estimating late May or June to receive our new component parts and break them in for actual testing. Depending on certain overseas circumstances the testing will take place in June or late August.

The MOU gives them 30 days after testing to notify us of their intent to start negotiations for an exclusive relationship.

We are continuing our fundraising efforts and hope to complete our latest tranche soon.

Thank you for your patience and confidence.

Richard A. Kaplan

Chief Executive Officer

CurAegis Technologies, Inc.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of CurAegis’ businesses. More detailed information about these factors may be found in filings by CurAegis with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. CurAegis is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CURAEGIS TECHNOLOGIES, INC. CurAegis Technologies, Inc. (OTCQB: CRGS) was incorporated as a New York business corporation on September 25, 1996. The Company develops and markets advanced technologies in the areas of power, safety and wellness. The Company is focusing its commercialization strategies on the following technologies: (i) the CURA System which includes a wearable device, the myCadian™ watch which measures degradation of alertness and sleep attributes and the Z-Coach education and training program and (ii) the Aegis hydraulic pump. The CURA System consists of hardware and software that measures multiple metrics in order to establish that a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump is an innovative hydraulic design, whose goal is to deliver better efficiencies in a package that is smaller and lighter than existing technologies. The Company has not had any significant revenue-producing operations.

CONTACT: Richard A. Kaplan Chief Executive Officer 585-254-1100